UNITED STATES
                        SECURITES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                   FORM 8-K/A

                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934



Date of Report (Date of earliest reported)  April 2, 2004
                                           ---------------


                              Multiband Corporation
             ------------------------------------------------------
             (Exact name of registrant as specified in its chapter)



          Minnesota                        13529                  41-1255001
-----------------------------    ------------------------    -------------------
(State or other jurisdiction     (Commission File Number)      (IRS Employer
       of incorporation)                                     Identification No.)



        9449 Science Center Drive
           New Hope, Minnesota                               55428
-----------------------------------------                 ----------
(Address of principal executive offices)                  (Zip Code)



Registrant's telephone number, including area code   763-504-3000
                                                    --------------


                               Vicom, Incorporated
          -------------------------------------------------------------
          (Former name or former address, if changed since last report)

PART I

Acquisition of Assets

On April 2, 2004, Multiband Corporation (the Company), f/k/a Vicom, Incorporated, completed its acquisition of Minnesota Digital Universe, Inc.
(MDU) for approximately 7.7 million dollars, half of which was paid for in Multiband Corporation common stock, valued at $1.75 per share, ($3,850,000), $1.1 million paid in cash and the balance in promissory notes due by January 2005. The consideration paid was based on the Company's analysis of likely future net incomes to be generated over a six year period by the acquired company. The cash was provided by funds the company had previously raised in a private placement. The assets were acquired from Pace Electronics. Prior to the transaction, there was no material relationship between the owners of MDU and the Company other than the fact that Pace Electronics previously owned a 50% interest in a company subsidiary, Multiband USA, Inc., which Vicom repurchased the remaining 50% of ownership from Pace Electronics in January 2004 for 30,000 shares of the Company's common stock valued at $39,000.

With this acquisition, the Company became a nationwide agent for DirecTV. MDU services nearly 40,000 video subscribers through a network of private cable operators located throughout the United States. The purchase also permits the Company to receive ongoing residual payments from DirecTV, during the term of the master system operator agreement with DirecTV, which initially had approximately 25 months remaining at the time of purchase. Any required proforma information with regards this transaction will be filed as soon as available.

Item 7: Financial Statements and Exhibits:

         7.1      Acquisition Agreement (previously filed)

                  a. Audited Financial Statements of Business Acquired for the years ended December 31, 2003 and 2002. See attached Exhibit 7.1(a)

                  b. Unaudited Financial Statements of Business acquired for the three months ended March 31, 2004 and 2003.

                  c.       Unaudited   Proforma   Financial   Information.   See
                           attached Exhibit 7.1(b)

ITEM 7.1(a)   FINANCIAL STATEMENTS OF BUSINESSES ACQUIRED




                        MINNESOTA DIGITAL UNIVERSE, INC.
                              Rochester, Minnesota

                              FINANCIAL STATEMENTS
                     INCLUDING INDEPENDENT AUDITOR'S REPORT

                           DECEMBER 31, 2003 AND 2002

                          INDEPENDENT AUDITOR'S REPORT

To the Board of Directors and Stockholders
Minnesota Digital Universe, Inc.

         We have audited the accompanying balance sheets of Minnesota Digital Universe, Inc., as of December 31, 2003 and 2002, and the related statements of operations, stockholders' equity (deficit) and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

         We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

         In our opinion, the financial statements present fairly, in all material respects, the financial position of Minnesota Digital Universe, Inc. as of December 31, 2003 and 2002, and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.



                         VIRCHOW, KRAUSE & COMPANY, LLP

Minneapolis, Minnesota
July 7, 2004

                        MINNESOTA DIGITAL UNIVERSE, INC.
                                 BALANCE SHEETS
                           DECEMBER 31, 2003 AND 2002

                                                               2003            2002
                                                           -----------     -----------
                             ASSETS
CURRENT ASSETS:
  Cash                                                     $ 1,626,942     $ 1,329,932
  Accounts receivable                                          825,106         388,900
  Note receivable - stockholder                                 20,599              --
  Current portion - note receivable related party              234,306         245,426
                                                           -----------     -----------
     Total current assets                                    2,706,953       1,964,258
                                                           -----------     -----------

PROPERTY AND EQUIPMENT, AT COST:
  Automobiles                                                   58,802          58,802
  Furniture and equipment                                        1,822              --
  Less: accumulated depreciation                               (11,622)             --
                                                           -----------     -----------
     Total property and equipment, net                          49,002          58,802
                                                           -----------     -----------

OTHER ASSETS:
  Note receivable related party, net of current portion             --         234,306
  Other assets                                                      --             245
  Video subscriber list, net of amortization                    65,200          85,789
                                                           -----------     -----------
     Total other assets                                         65,200         320,340
                                                           -----------     -----------

                                                           $ 2,821,155     $ 2,343,400
                                                           ===========     ===========

         LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

CURRENT LIABILITIES:
  Accounts payable                                         $    83,115     $   104,330
  Accrued commissions                                          882,664         631,248
  Notes payable - stockholders                                      --          54,300
  Accrued liability                                          1,901,972       1,294,992
                                                           -----------     -----------
    Total current liabilities                                2,867,751       2,084,870
                                                           -----------     -----------

STOCKHOLDERS' EQUITY (DEFICIT):
  Common stock, no par value, 2,500 shares authorized,
   1333.34 shares issued and outstanding                           588             588
  Retained earnings (accumulated deficit)                      (47,184)        257,942
                                                           -----------     -----------
    Total stockholders' equity (deficit)                       (46,596)        258,530
                                                           -----------     -----------

                                                           $ 2,821,155     $ 2,343,400
                                                           ===========     ===========


                 See accompanying notes to financial statements.

                        MINNESOTA DIGITAL UNIVERSE, INC.
                            STATEMENTS OF OPERATIONS
                 FOR THE YEARS ENDED DECEMBER 31, 2003 AND 2002


                                                2003                       2002
                                       ----------------------    ----------------------
                                         Amount       Percent      Amount      Percent
                                       ----------    --------    ----------    --------

REVENUES, NET                          $6,242,414       100.0    $5,956,729       100.0

COST OF SALES, NET                      5,253,971        84.2     4,945,696        83.0
                                       ----------    --------    ----------    --------

GROSS PROFIT                              988,443        15.8     1,011,033        17.0

GENERAL AND ADMINISTRATIVE EXPENSES       534,550         8.6       472,366         8.0
                                       ----------    --------    ----------    --------

INCOME FROM OPERATIONS                    453,893         7.2       538,667         9.0
                                       ----------    --------    ----------    --------

OTHER INCOME
  Interest income                          15,644          .3        33,332          .6
                                       ----------    --------    ----------    --------
     Other income                          15,644          .3        33,332          .6
                                       ----------    --------    ----------    --------

NET INCOME                             $  469,537         7.5    $  571,999         9.6
                                       ==========    ========    ==========    ========


                 See accompanying notes to financial statements.

                        MINNESOTA DIGITAL UNIVERSE, INC.
                  STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIT)
                 FOR THE YEARS ENDED DECEMBER 31, 2003 AND 2002

                                                             Retained
                                         Common Stock        Earnings
                                   ---------------------   (accumulated
                                    Shares       Amount      deficit)       Total
                                   --------    ---------   ------------   ---------
BALANCES - DECEMBER 31, 2001       1,333.34    $     588    $ 606,501     $ 607,089

  Distributions to stockholders          --           --     (920,558)     (920,558)

  Net income                             --           --      571,999       571,999
                                   --------    ---------    ---------     ---------

BALANCES - DECEMBER 31, 2002       1,333.34          588      257,942       258,530

  Distributions to stockholders          --           --     (774,663)     (774,663)

  Net income                             --           --      469,537       469,537
                                   --------    ---------    ---------     ---------

BALANCES - DECEMBER 31, 2003       1,333.34    $     588    $ (47,184)    $ (46,596)
                                   ========    =========    =========     =========


                 See accompanying notes to financial statements.

                        MINNESOTA DIGITAL UNIVERSE, INC.
                            STATEMENTS OF CASH FLOWS
                 FOR THE YEARS ENDED DECEMBER 31, 2003 AND 2002


                                                       2003            2002
                                                   -----------     -----------
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income                                       $   469,537     $   571,999
  Adjustments to reconcile net income to net
  cash flows from operating activities:
   Depreciation and amortization                        32,456          17,648
   Changes in operating assets and liabilities:
     Accounts receivable                              (436,206)         71,170
     Accounts payable                                  (21,215)         73,431
     Accrued commissions                               251,416         338,369
     Accrued liability                                 606,980         352,110
                                                   -----------     -----------
      Net cash flows from operating activities         902,968       1,424,727
                                                   -----------     -----------

CASH FLOWS FROM INVESTING ACTIVITIES:
  Purchases of property and equipment                   (1,822)        (58,802)
  Purchase of video subscriber list                         --        (102,947)
  Advances on note receivable - related party
    stockholder                                        (20,599)             --
  Payments received on note receivable                 245,426         251,613
                                                   -----------     -----------
      Net cash flows from investing activities         223,005          89,864
                                                   -----------     -----------

CASH FLOWS FROM FINANCING ACTIVITIES:
  Payments on notes payable - stockholders             (54,300)        (25,000)
  Proceeds from notes payable - stockholders                --          54,300
  Distributions to stockholders                       (774,663)       (920,558)
                                                   -----------     -----------
      Net cash flows from financing activities        (828,963)       (891,258)
                                                   -----------     -----------

NET INCREASE IN CASH                                   297,010         623,333

CASH, BEGINNING OF YEAR                              1,329,932         706,599
                                                   -----------     -----------

CASH, END OF YEAR                                  $ 1,626,942     $ 1,329,932
                                                   ===========     ===========


                 See accompanying notes to financial statements.

                        MINNESOTA DIGITAL UNIVERSE, INC.
                          NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 2003 AND 2002

(1)      SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

NATURE OF BUSINESS - Minnesota Digital Universe, Inc. (the "Company") was incorporated on July 1, 1997 in the state of Minnesota. The Company is located in Rochester, Minnesota, and markets its services throughout the Midwest region of the United States. The Company distributes television programming and services and acts as a commissioned sales representative for DIRECTV to solicit and take orders for DirecTV commissionable programming packages. Distribution markets include residential multiple dwelling units (MDUs), hotels and hospitals via satellite master antenna television (SMATV), and commercial businesses.

CONCENTRATION OF CREDIT RISK - The Company maintains its cash in high quality financial institutions. The balances, at times, may exceed federally insured limits.

ACCOUNTS RECEIVABLE - At December 31, 2003 and 2002, the Company did not have an allowance for doubtful accounts. The Company believes all accounts receivable are fully collectible. Accounts receivable over 60 days are considered past due. The Company does not accrue interest on past due accounts. If accounts receivable are determined uncollectible, they are charged to expense in the year that determination is made. The Company extends unsecured credit to customers in the normal course of business.

DEPRECIATION - Property and equipment are recorded at cost. Depreciation is provided for using the straight-line method over the estimated useful life ranging from three to five years. Maintenance, repairs and minor renewals are expensed when incurred. Depreciation expense was $11,622 and $0 for the years ended December 31, 2003 and 2002, respectively.

AMORTIZATION - The Company  records video  subscriber  lists  purchased at cost.
Amortization is provided using the straight-line method over a five year estimated useful life. Amortization expense was $20,834 and $17,648 for the years ended December 31, 2003 and 2002, respectively. Estimated amortization expense of video subscriber lists for the years ending December 31, 2004, 2005, 2006 and 2007 is $20,589, $20,589, $20,589 and $3,433, respectively.

ACCRUED COMMISSIONS - Based on the Company's agreement with DirecTV, a portion of the commissions received from activation fees may be charged back to the Company if a customer does not maintain video programming services for 12 months upon activation. The Company also has the right to charge back an appropriate percentage of the commissions paid to system operators related to these charged back activation fees. The Company has estimated the potential charge back of commissions paid on activation fees during the past 12 months based on historical percentages of customer cancellations and has included that amount in accrued commissions.

ACCRUED LIABILITY - The Company has recorded an accrued liability for amounts received from DirecTV in excess of the contract agreement.

                        MINNESOTA DIGITAL UNIVERSE, INC.
                          NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 2003 AND 2002

(1)      SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

REVENUE RECOGNITION - The Company earns revenue primarily through the activation of and residual fees on video programming services.

Revenue generated from activation is earned in the month of activation. According to the Company's agreement with DirecTV, in the event that a customer cancels within the first 12 months of service, DirecTV has the right to charge back the Company for a portion of the activation fees received. In accordance with Securities Exchange Commission Staff Accounting Bulletin No. 101, "Revenue Recognition", the Company has estimated the potential charge back of commissions received on activation fees during the past 12 months based on historical percentages of customer cancellations and has included that amount as a reduction of revenue.

Residual income is earned as services are provided by DirecTV through the system operators. As a commissioned sales agent for DirecTV, the Company earns a fixed percentage based on net cash received from DirecTV.

INCOME TAXES - The Company, with the consent of its stockholders, has elected under the Internal Revenue Code to be an S corporation. In lieu of corporate income taxes, the stockholders of an S corporation are taxed on their proportionate share of the Company's taxable income. Therefore, no provision or liability for federal or state income taxes has been included in the financial statements.

ADVERTISING COSTS - Advertising costs are charged to expense as incurred. Advertising costs were $6,151 and $4,800 for the years ended December 31, 2003 and 2002, respectively.

MANAGEMENT'S USE OF ESTIMATES - The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

(2)      SIGNIFICANT RELATIONSHIP

SYSTEM OPERATOR AGREEMENTS

The Company is a master agent for DirecTV pursuant to a system operator agreement with DirecTV dated May 22, 2003. The initial term of the agreement is for three years and provides for two additional two-year renewals if the Company has a minimum number of paying video subscribers in its system operator network. Termination of the Company's DirecTV agreement would have a material adverse impact on the Company's on-going operations. The percent of gross revenues earned from DirecTV for years ended December 31, 2003 and 2002, were 92.1% and 82.3%, respectively.

                        MINNESOTA DIGITAL UNIVERSE, INC.
                          NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 2003 AND 2002

(3)      RELATED PARTIES

Note Receivable Stockholder

The Company advanced funds to a stockholder, who is also an officer of the Company, during 2003. These unsecured advances are due upon demand and bear no interest. The balance at December 31, 2003 and 2002 was $20,599 and $0, respectively.

Note Receivable Related Party

In October 2001, the Company loaned $792,520 to a company related through common ownership. The loan was originally payable in 36 monthly installments of $23,931 including interest at 5.5%. In December 2002, the balance of $499,718 was refinanced. The loan is unsecured, payable in 24 monthly installments of $21,756 including interest at 4.25%. The balance at December 31, 2003 and 2002 was $234,306 and $479,732 with a current portion of $234,306 and $245,426, respectively. Interest income totaled $15,644 and $33,332 for the years ended December 31, 2003 and 2002, respectively.

The Company also paid office sharing expenses and commissions to this related company. The total amount paid during the years ended December 31, 2003 and 2002 was $1,793,543 and $763,563, respectively. The unsecured amount due to this related company at December 31, 2003 and 2002 was $83,115 and $96,500, respectively and is included in accounts payable.

Notes Payable - Stockholders

During 2002, the Company borrowed $54,300 from two of its stockholders. The note was unsecured and due on demand. This amount was repaid in May 2003. No interest was paid on this short-term loan.

During 2003, the Company paid one of its stockholders $33,657 for consulting services. It also paid for services provided by a company partially owned by this stockholder in the amount of $14,161 and $28,758 which is included in Selling, General and Administrative Expenses on the Statement of Operations for the years ended December 31, 2003 and 2002, respectively.

(4)      SUBSEQUENT EVENT

On April 2, 2004, certain assets of the Company were purchased and certain liabilities assumed by Vicom, Incorporated. The purchase price was $7.0 million, half of which was paid for in Vicom, Incorporated common stock, valued at $1.75 per share, $1 million paid in cash and the balance in unsecured promissory notes due by January 2005. Promissory notes bear no interest and are to be paid in three installments, the final one to be January 2, 2005.

                        MINNESOTA DIGITAL UNIVERSE, INC.
                                  BALANCE SHEET

                                                        MARCH 31, 2004   DECEMBER 31,2003
                                                         (UNAUDITED)        (AUDITED)
                                                        --------------   ----------------
                                     ASSETS
CURRENT ASSETS:
  Cash                                                   $ 1,004,546       $ 1,626,942
  Accounts receivable                                        779,868           825,106
  Note receivable - stockholder                              300,000            20,599
  Current portion - note receivable related party            171,305           234,306
                                                         -----------       -----------
     Total current assets                                  2,255,719         2,706,953
                                                         -----------       -----------


PROPERTY AND EQUIPMENT, NET                                   44,102            49,002

OTHER ASSETS:
  Video subscriber list, net of amortization                  60,052            65,200
                                                         -----------       -----------
     Total other assets                                       60,052            65,200
                                                         -----------       -----------

TOTAL ASSETS                                             $ 2,359,873       $ 2,821,155
                                                         ===========       ===========

                      LIABILITIES AND STOCKHOLDERS' DEFICIT

CURRENT LIABILITIES:
  Accounts payable                                       $    10,181       $    83,115
  Accrued commissions                                      1,051,029           882,664
  Accrued liability                                        1,901,972         1,901,972
                                                         -----------       -----------
    Total current liabilities                              2,963,182         2,867,751
                                                         -----------       -----------

STOCKHOLDERS' DEFICIT:
  Common stock, no par value, 2,500 shares
    authorized
    1333.34 shares issued and outstanding                        588               588
  Accumulated deficit                                       (603,897)          (47,184)
                                                         -----------       -----------
    Total stockholders' deficit                             (603,309)          (46,596)
                                                         -----------       -----------

TOTAL LIABILITIES AND STOCKHOLDER'S DEFICIT              $ 2,359,873       $ 2,821,155
                                                         ===========       ===========


                 See accompanying notes to financial statements.

                        MINNESOTA DIGITAL UNIVERSE, INC.
                            STATEMENTS OF OPERATIONS
               FOR THE THREE MONTHS ENDED MARCH 31, 2004 AND 2003

                                                             2004              2003
                                                          (UNAUDITED)       (UNAUDITED)
                                                         ------------      ------------
REVENUES                                                 $  1,616,537      $  1,431,347
COSTS AND EXPENSES
  COSTS OF PRODUCTS AND SERVICES                            1,210,520         1,087,094
  SELLING, GENERAL AND ADMINISTRATIVE                         155,956           154,560
                                                         ------------      ------------
COST OF SALES, NET                                          1,366,476         1,241,654
                                                         ------------      ------------

INCOME FROM OPERATIONS                                        250,061           189,693
                                                         ------------      ------------

OTHER INCOME
  Interest income and other                                     2,267             4,884
                                                         ------------      ------------
  Total other income (expense)                                  2,267             4,884
                                                         ------------      ------------

NET INCOME                                               $    252,328      $    194,577
                                                         ============      ============


                 See accompanying notes to financial statements.

                        MINNESOTA DIGITAL UNIVERSE, INC.
                            STATEMENTS OF CASH FLOWS
                         FOR THREE MONTHS ENDED MARCH 31
                                  (UNAUDITED)

                                                             2004               2003
                                                         ------------      ------------
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income                                             $    252,328      $    194,577
  Adjustments to reconcile net income to net
  cash flows from operating activities:
   Depreciation and amortization                               10,048             8,782
   Changes in operating assets and liabilities:
     Accounts receivable                                       45,238           (55,802)
     Accounts payable                                         (72,934)          (91,893)
     Accrued commissions                                      168,365            84,493
                                                         ------------      ------------
      Net cash flows from operating activities                403,045           140,157
                                                         ------------      ------------

CASH FLOWS FROM INVESTING ACTIVITIES:
  Advances on note receivable - related party
    stockholder                                                     0             5,000
  Payments received on note receivable                       (216,400)           60,384
                                                         ------------      ------------
      Net cash flows from investing activities               (216,400)           65,384
                                                         ------------      ------------

CASH FLOWS FROM FINANCING ACTIVITIES:
  Distributions to stockholders                              (809,041)         (431,660)
                                                         ------------      ------------
      Net cash flows from financing activities               (809,041)         (431,660)
                                                         ------------      ------------

NET DECREASE IN CASH                                         (622,396)         (226,119)

CASH, BEGINNING OF PERIOD                                   1,626,942         1,329,932
                                                         ------------      ------------

CASH, END OF PERIOD                                      $  1,004,546      $  1,103,813
                                                         ============      ============


                 See accompanying notes to financial statements.

                        MINNESOTA DIGITAL UNIVERSE, INC.
                          NOTES TO FINANCIAL STATEMENTS
                             MARCH 31, 2004 AND 2003
                                  (UNAUDITED)

(1)      SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

BASIS OF PRESENTATION - In the opinion of management, the accompanying condensed unaudited financials statements include all adjustments (which consist only of normal recurring adjustments) necessary for a fair presentation of its financial position at December 31, 2003 and results of operations and cash flows for the periods presented. Although Multiband Corporation (fka Vicom Incorporated) believes that the disclosures in these financial statements are adequate to make the information presented not misleading, certain information and disclosures normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States of America have been condensed or omitted and should be read in conjunction with the Minnesota Digital Universe, Inc.'s audited financial statements for the years ended December 31, 2003 and 2002. Results of operations for the three months ended March 31, 2004 are not necessarily indicative of results for the full year.

NATURE OF BUSINESS - Minnesota Digital Universe, Inc. (the "Company") was incorporated on July 1, 1997 in the state of Minnesota. The Company is located in Rochester, Minnesota, and markets its services throughout the Midwest region of the United States. The Company distributes television programming and services and acts as a commissioned sales representative for DIRECTV to solicit and take orders for DirecTV commissionable programming packages. Distribution markets include residential multiple dwelling units (MDUs), hotels and hospitals via satellite master antenna television (SMATV), and commercial businesses.

ACCOUNTS RECEIVABLE - At March 31, 2004 and December 31, 2003, the Company did not have an allowance for doubtful accounts. The Company believes all accounts receivable are fully collectible. Accounts receivable over 60 days are considered past due. The Company does not accrue interest on past due accounts. If accounts receivable are determined uncollectible, they are charged to expense in the year that determination is made. The Company extends unsecured credit to customers in the normal course of business.

DEPRECIATION - Property and equipment are recorded at cost. Depreciation is provided for using the straight-line method over the estimated useful life ranging from three to five years. Maintenance, repairs and minor renewals are expensed when incurred. Depreciation expense was $4,900 and $2,940 for the three months ended March 31, 2004 and 2003, respectively.

AMORTIZATION - The Company  records video  subscriber  lists  purchased at cost.
Amortization is provided using the straight-line method over a five year estimated useful life. Amortization expense was $5,148 and $5,842 for the three months ended March 31, 2004 and 2003, respectively. Amortization expense was $20,834 and $17,648 for the years ended December 31, 2003 and 2002, respectively. Estimated amortization expense of video subscriber lists for the years ending December 31, 2004, 2005, 2006 and 2007 is $20,589, $20,589, $20,589
and $3,433, respectively.

ACCRUED COMMISSIONS - Based on the Company's agreement with DirecTV, a portion of the commissions received from activation fees may be charged back to the Company if a customer does not maintain video programming services for 12 months upon activation. The Company also has the right to charge back an appropriate percentage of the commissions paid to system operators related to these charged back activation fees. The Company has estimated the potential charge back of commissions paid on activation fees during the past 12 months based on historical percentages of customer cancellations and has included that amount in accrued commissions.

ACCRUED LIABILITY - The Company has recorded an accrued liability for amounts received from DirecTV in excess of the contract agreement.

                        MINNESOTA DIGITAL UNIVERSE, INC.
                          NOTES TO FINANCIAL STATEMENTS
                             MARCH 31, 2004 AND 2003
                                  (UNAUDITED)

(1)      SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

REVENUE RECOGNITION - The Company earns revenue primarily through the activation of and residual fees on video programming services.

Revenue generated from activation is earned in the month of activation. According to the Company's agreement with DirecTV, in the event that a customer cancels within the first 12 months of service, DirecTV has the right to charge back the Company for a portion of the activation fees received. In accordance with Securities Exchange Commission Staff Accounting Bulletin No. 101, "Revenue Recognition", the Company has estimated the potential charge back of commissions received on activation fees during the past 12 months based on historical percentages of customer cancellations and has included that amount as a reduction of revenue.

Residual income is earned as services are provided by DirecTV through the system operators. As a commissioned sales agent for DirecTV, the Company earns a fixed percentage based on net cash received from DirecTV.

MANAGEMENT'S USE OF ESTIMATES - The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

(2)      SIGNIFICANT RELATIONSHIP

The Company is a master agent for DirecTV pursuant to a system operator agreement with DirecTV dated May 22, 2003. The initial term of the agreement is for three years and provides for two additional two-year renewals if the Company has a minimum number of paying video subscribers in its system operator network. Termination of the Company's DirecTV agreement would have a material adverse impact on the Company's on-going operations.

                        MINNESOTA DIGITAL UNIVERSE, INC.
                          NOTES TO FINANCIAL STATEMENTS
                             MARCH 31, 2004 AND 2003
                                  (UNAUDITED)

(3)      RELATED PARTIES

Note Receivable Stockholder

The Company advanced funds to a stockholder, who is also an officer of the Company, during 2003. These unsecured advances are due upon demand and bear no interest. The balance at March 31, 2004 and December 31, 2003 was $300,000 and $20,599, respectively.

Note Receivable Related Party

In October 2001, the Company loaned $792,520 to a company related through common ownership. The loan was originally payable in 36 monthly installments of $23,931 including interest at 5.5%. In December 2002, the balance of $499,718 was refinanced. The loan is unsecured, payable in 24 monthly installments of $21,756 including interest at 4.25%. The balance at March 31, 2004 and December 31, 2003 was $171,305 and $234,306. Interest income totaled $2,267 and $4,884 for the three months ended March 31, 2004 and 2003, respectively.

The Company also paid office sharing expenses and commissions to this related company. The total amount paid during the three months ended March 31, 2004 and March 31, 2003 was $330,420 and $240,500, respectively. The unsecured amount due to the company at March 31, 2004 and December 31, 2003 was $0 and $83,115, respectively, and is included in accounts payable.

During the three months ended March 31, 2003, the Company paid one of its stockholders $33,657 for consulting services which was included in Selling, General and Administrative Expenses on the Statement of Operations for the three months ended March 31,2003. No consulting services were provided for the three months ended March 31, 2004.

4.       SUBSEQUENT EVENT

On April 2, 2004, certain assets of the Company were purchased and certain liabilities assumed by Vicom, Incorporated. The purchase price was $7.7 million, half of which was paid for in Vicom, Incorporated common stock, valued at $1.75 per share, $1 million paid in cash and the balance in unsecured promissory notes due by January 2005. Promissory notes bear no interest and are to be paid in three installments, the final one to be January 2, 2005.

================================================================================

MULTIBAND CORPORATION
UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION

On April 2, 2004, certain assets of Minnesota Digital Universe, Inc. (MDU) were purchased and certain liabilities assumed by Multiband Corporation, (f/k/a Vicom, Incorporated). The purchase price was 7.7 million dollars, half of which was paid for in Multiband Corporation common stock, valued at $1.75 per share, $1.1 million paid in cash and the balance in promissory notes due by January 2005. Promissory notes bear no interest and are to be paid in three installments, the final one to be January 2, 2005.

The unaudited pro forma balance sheet set forth as attached gives effect to the purchase as if it had been consummated on March 31, 2004 and the unaudited pro forma statements of operations set forth below gives effect to the purchase as if it had been consummated on January 1, 2003. The pro forma adjustments reflecting the consummation of the purchase are based upon the purchase method of accounting and upon the assumptions set forth in the notes hereto. This pro forma information should be read in conjunction with the audited and unaudited financial statements and notes thereto of MDU.

The unaudited pro forma  financial  information is presented in accordance  with
Article 11 of the Securities and Exchange Commission's regulation S-X.

The historical operating results may not be indicative of the future results of MDU should it be operated as a stand alone entity. The pro forma adjustments do not reflect any operating efficiencies and cost savings which may be achievable with respect to the combined companies. In addition, the pro forma adjustments do not reflect any operating inefficiencies or extra expenses which might occur with respect to the combined companies.

These pro forma financial statements do not purport to present results, which would actually have been obtained if the transaction had been in effect during the period covered, or any future results which may in fact be realized.

For purposes of preparing the Company's consolidated financial statements, the Company will establish a new basis for the business's acquired assets and assumed liabilities based upon the fair values thereof. A final determination of the required purchase accounting adjustments, including the allocation of the purchase price to the assets acquired and liabilities assumed based on their respective fair values, has not yet been made. Accordingly, the purchase accounting adjustments made in connection with the development of the pro forma combined financial information are preliminary and have been made solely for purposes of developing such pro forma combined financial information. The Company will undertake a study to determine the fair value of the assets acquired and liabilities assumed and will make appropriate purchase accounting adjustments upon completion of that study. The actual financial position may differ from the pro forma amounts reflected herein because of a variety of factors, including access to additional information and changes in value.

PROFORMA FINANCIAL STATEMENTS

                     MULTIBAND CORPORATION AND SUBSIDIARIES
                        PRO FORMA COMBINED BALANCE SHEETS
                                 MARCH 31, 2004

                                                       Multiband             Minnesota Digital      Eliminate Historical
                                                       Corporation           Universe, Inc.         MDU Balance Sheet
                                                       March 31, 2004        March 31, 2004         March 31, 2004
                                                       --------------        --------------         --------------
                                                       (unaudited)           (unaudited)            (unaudited)
ASSETS
CURRENT ASSETS
    Cash and cash equivalents                            $  1,602,593          $ 1,004,546          $  (1,004,546)(C)
    Certificate of deposit                                    250,000
    Accounts receivable, net                                2,039,841              779,868               (779,868)(C)
    Inventories, net                                        1,951,218
    Other current assets                                      103,152              471,305               (471,305)(C)
                                                         ------------          -----------          -------------

        TOTAL CURRENT ASSETS                                5,946,804            2,255,719             (2,255,719)
                                                         ------------          -----------          -------------

PROPERTY AND EQUIPMENT, NET                                 3,369,071               44,102                (44,102)(C)
                                                         ------------          -----------          -------------
OTHER ASSETS
    Intangible asset
    Goodwill                                                2,761,245
    Other                                                   1,039,508               60,052                (60,052)(C)
                                                         ------------          -----------          -------------

       TOTAL OTHER ASSETS                                   3,800,753               60,052                (60,052)
                                                         ------------          -----------          -------------

TOTAL ASSETS                                             $ 13,116,625          $ 2,359,873          $  (2,359,873)
                                                         ============          ===========          =============

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES
              Checks issued in excess of cash in bank    $    142,775
                             Wholesale line of credit       1,453,725
                    Current portion of long term debt         919,032
         Current portion of note payable, stockholder          88,080
         Current portion of capital lease obligations          56,143
              Short-term notes payable - MDU purchase
                                     Accounts payable       1,663,419               10,181                (10,181)(C)
                                  Accrued commissions                            1,051,029             (1,051,029)(C)
                                  Accrued liabilities       1,101,155            1,901,972             (1,901,972)(C)
             Deferred service obligations and revenue         332,255
                                                         ------------

                            TOTAL CURRENT LIABILITIES       5,756,584            2,963,182             (2,963,182)

                                  LONG TERM DEBT, NET       2,127,691

                                 OTHER LONG TERM DEBT         222,700
    NOTE PAYABLE, STOCKHOLDER, NET OF CURRENT PORTION          16,576
    CAPITAL LEASE OBLIGATIONS, NET OF CURRENT PORTION         128,329
                                                         ------------
                                    TOTAL LIABILITIES       8,251,880            2,963,182             (2,963,182)
                                                         ------------          -----------          -------------
                                 STOCKHOLDERS' EQUITY
Cumulative convertible preferred stock, no par value:
    8% Class A (27,931 shares issued and outstanding,
                     $293,276 liquidation preference)         419,752
    10% Class B (8,700 shares issued and outstanding,
                      $91,350 liquidation preference)          62,000
               10% Class C (125,400 shares issued and
      outstanding, $1,254,000 liquidation preference)       1,611,105
   15% Class E (77,650 shares issued and outstanding,
                     $776,500 liquidation preference)         438,964
        Common stock, no par value (19,450,294 shares
                                              issued;
                       19,440,150 shares outstanding)       8,230,982

  Minnesota Digital Universe net investment deficit                              (603,309)                603,309(C)
  Stock subscriptions receivable                             (415,085)
  Options and warrants                                     30,514,872
  Unamortized compensation                                    (88,136)
  Accumulated deficit                                     (35,909,709)
                                                         ------------

             TOTAL STOCKHOLDERS' EQUITY                     4,864,745
                                                         ------------

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY               $ 13,116,625          $ 2,359,873          $  (2,359,873)
                                                         ============          ===========          =============
                                                         Record
                                                         Revised
                                                         Purchase                    Pro Forma
                                                         Accounting for              Combined
                                                         MDU                         March 31, 2004
                                                         ---                         --------------
                                                                                     (audited)
ASSETS
CURRENT ASSETS
    Cash and cash equivalents                            $   (1,069,730)(A)          $    532,863
    Certificate of deposit                                                                250,000
    Accounts receivable, net                                                            2,039,841
    Inventories, net                                                                    1,951,218
    Other current assets                                                                  103,149
                                                                                     ------------

        TOTAL CURRENT ASSETS                                 (1,069,730)                4,877,071
                                                         --------------              ------------

PROPERTY AND EQUIPMENT, NET                                                             3,369,071
                                                                                     ------------

OTHER ASSETS
    Intangible asset                                          9,551,831 (A)             9,551,831
    Goodwill                                                                            2,761,245
    Other                                                        60,052 (A)             1,099,560
                                                         --------------              ------------

       TOTAL OTHER ASSETS.                                    9,611,883                13,412,636
                                                         --------------              ------------

TOTAL ASSETS                                             $    8,542,153              $ 21,658,778
                                                         ==============              ============

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES
              Checks issued in excess of cash in bank                                $    142,775
                             Wholesale line of credit                                   1,453,725
                    Current portion of long term debt                                     919,032
         Current portion of note payable, stockholder                                      88,080
         Current portion of capital lease obligations                                      56,143
              Short-term notes payable - MDU purchase         2,750,000 (A)             2,750,000
                                     Accounts payable            40,181 (A)             1,703,600
                                  Accrued commissions                                           -
                                  Accrued liabilities         1,901,972 (A)             3,003,127
             Deferred service obligations and revenue                                     332,255
                                                                                     ------------

                            TOTAL CURRENT LIABILITIES         4,692,153                10,448,737

                                  LONG TERM DEBT, NET                                   2,127,691

                                 OTHER LONG TERM DEBT                                     222,700
    NOTE PAYABLE, STOCKHOLDER, NET OF CURRENT PORTION                                      16,576
    CAPITAL LEASE OBLIGATIONS, NET OF CURRENT PORTION                                     128,329
                                                                                     ------------
                                    TOTAL LIABILITIES         4,692,153                12,944,033
                                                         --------------              ------------
                                 STOCKHOLDERS' EQUITY
Cumulative convertible preferred stock, no par value:
    8% Class A (27,931 shares issued and outstanding,
                     $293,276 liquidation preference)                                     419,752
    10% Class B (8,700 shares issued and outstanding,
                      $91,350 liquidation preference)                                      62,000
               10% Class C (125,400 shares issued and
      outstanding, $1,254,000 liquidation preference)                                   1,611,105
   15% Class E (77,650 shares issued and outstanding,
                     $776,500 liquidation preference)                                     438,964
        Common stock, no par value (19,450,294 shares
                                              issued;
                       19,440,150 shares outstanding)         3,850,000 (A)            12,080,982

  Minnesota Digital Universe net investment deficit                                            --
  Stock subscriptions receivable                                                         (415,085)
  Options and warrants                                                                 30,514,872
  Unamortized compensation                                                                (88,136)
  Accumulated deficit                                                                 (35,909,709)
                                                                                     ------------

             TOTAL STOCKHOLDERS' EQUITY                       3,850,000                 8,714,745
                                                                                     ------------

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY               $    8,542,153              $ 21,658,778
                                                         ==============              ============

            See notes to condensed consolidated financial statements.

                     MULTIBAND CORPORATION AND SUBSIDIARIES
                  PRO FORMA COMBINED STATEMENTS OF OPERATIONS

                                                                                   Three Months Ended
                                                                                   ------------------
                                                                            Minnesota Digital                          Pro Forma
                                                     Multiband Corporation    Universe, Inc.                            Combined
                                                         March 31, 2004       March 31, 2004   Purchase Adjustments  March 31, 2004
                                                          (unaudited)          (unaudited)         (unaudited)        (unaudited)
                                                    ----------------------  -----------------  --------------------  --------------
REVENUES                                                   $  5,747,474         1,616,537                            $  7,364,011
COSTS AND EXPENSES
     Cost of products and services                            4,348,949         1,210,520                               5,559,469
     Selling, general and administrative                      2,596,853           155,956            397,993(D)(E)      3,150,802
                                                           ------------         ---------           --------         ------------

     Total Costs and Expenses                                 6,945,802         1,366,476            397,993            8,710,271

INCOME/(LOSS) FROM OPERATIONS                                (1,198,328)          250,061           (397,993)          (1,346,260)
OTHER INCOME/(EXPENSE)
     Interest Expense                                          (321,377)                             (41,250)(D)         (362,627)
     Interest Income                                                                2,267                                   2,267
     Other Income/(Expense)                                       2,841                                                     2,841
                                                           ------------                                              ------------
     Total Other Income/(Expense)                              (318,536)            2,267            (41,250)            (357,519)

NET INCOME(LOSS)                                             (1,516,864)          252,328           (439,243)          (1,703,779)
Preferred Stock Dividends                                       (62,653)                                                  (62,653)
                                                           ------------                                              ------------
LOSS ATTRIBUTABLE TO COMMON STOCKHOLDERS                     (1,579,517)          252,328           (439,243)          (1,766,432)
                                                           ============                                              ============

LOSS PER SHARE - BASIC AND DILUTED                                 (.08)              N/A                N/A         $       (.08)

WEIGHTED AVERAGE SHARES OUTSTANDING -
     BASIC AND DILUTED                                       19,280,632               N/A                N/A           21,456,188


            See notes to condensed consolidated financial statements

                              MULTIBAND CORPORATION
               UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION
                                  MAY 31, 2004


1)    DESCRIPTION OF THE TRANSACTION

      On April 2, 2004, Multiband Corporation (f/k/a Vicom, Incorporated (the Company) completed its acquisition of Minnesota Digital Universe, Inc.
      (MDU) for approximately 7.7 million dollars, half of which was paid for in Multiband Corporation common stock, valued at $1.75 per share, $1.1 million paid in cash and the balance in promissory notes due by January 2005. Promissory notes bear no interest and are to be paid in three installments, the final one to be January 2, 2005. The consideration paid was based on the Company's analysis of likely future net incomes to be generated over a six year period by the acquired company. The cash was provided by funds the Company had previously raised in a private placement. The assets were acquired from Pace Electronics. Prior to the transaction, there was no material relationship between the owners of MDU and the Company other than the fact that Pace Electronics previously owned a 50% interest in a Company subsidiary, Multiband USA, Inc., which interest the Company repurchased from Pace Electronics in January 2004 for 30,000 shares of the Company's common stock valued at $39,000.

      With this acquisition, the Company became a nationwide agent for DirecTV. MDU services nearly 40,000 video subscribers through a network of private cable operators located throughout the United States. The purchase also permits the Company to receive ongoing residual payments from DirecTV, during the term of the master system operator agreement with DirecTV, which initially had approximately 25 months remaining at the time of purchase.

      Summary of the purchase transaction is as follows:

                                    PURCHASE PRICE    FINDER'S FEE       TOTAL
                                    --------------    ------------     ---------
              Cash                    1,000,000         100,000        1,100,000
              Notes Payable           2,500,000         250,000        2,750,000
              Vicom Common Stock      3,500,000         350,000        3,850,000
                                      ---------         -------        ---------
              Total contract          7,000,000         700,000        7,700,000
                                      =========         =======        =========

2)    DESCRIPTION OF PRO FORMA ADJUSTMENTS

      (A) The carrying value assigned to the DirecTV contract ($9,551,831) intangible assets, net is based on the purchase price over the amounts assigned to the identifiable assets acquired and liabilities assumed. The allocation of the purchase price is as follows:

              Total  cash / stock consideration              $    7,000,000
              Add: transaction costs                                730,000
              Add: liabilities assumed                            1,912,153
                                                             --------------
                    Total consideration                      $    9,642,153

              Less: Net tangible assets acquired (**)                90,322
              Less: Goodwill                                              0
                                                             --------------

              Intangible assets, net                         $    9,551,831
                                                             ==============

            ** Total net tangible assets acquired include cash and video subscriber rights. The allocation to cash and video subscriber rights based on fair value is $30,270 and $60,052, respectively. The adjustment to cash of $1,069,730 is the net adjustment for the cash received as part of the assets purchased $30,720, and the cash paid at closing of $1,100,000.

      (B) The other accrued expenses adjustment represents the accrued estimated transaction costs to be incurred as a result of the purchase agreement. The costs include a 10% finders fee payable in cash, Multiband Corporation stock and short term notes payable as well as $30,000 for the Company's legal, accounting, printing and similar expenses.

      (C) Adjustments related to assets not acquired and liabilities not assumed as part of the transaction.

      (D) Amortization expense of $397,993 included in Seller's General and Administrative is based on the estimated useful life of the intangibles purchased from DirecTV of six years. Interest expense of $41,250 has been adjusted for the short term notes payable to the former shareholders at an imputed interest rate of 6%.

      (E) With the purchase of MDU, the Company has entered into an operating agreement with Pace Electronics to provide management and operation of MDU. This agreement calls for a monthly management fee equal to 7.9% of MDU's preceding month's revenues not to be less than $50,000 per month. No adjustment has been made in the pro forma income statement for the impact of this agreement as it is deemed to be comparable to the existing selling, general and administrative expenses incurred by MDU.

                                   Signatures

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this Form 8-K report to be signed on its behalf by the undersigned hereunto duly authorized.


Date:    August 6, 2004                 Multiband Corporation


                                        By             James L. Mandel
                                            -------------------------------
                                               James L. Mandel
                                               Chief Executive Officer